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February 25, 2021

PG&E Corporation Reports Full-Year and Fourth-Quarter 2020 Financial Results

•Recorded GAAP losses were $1.05 per share for the year and GAAP earnings were $0.09 per share for the fourth-quarter of 2020, compared to losses of $14.50 and $6.84, respectively, per share for the same periods in 2019.
•Non-GAAP core earnings were consistent with guidance at $1.61 per share for the year and $0.21 per share for the fourth quarter of 2020, compared to $3.93 and $0.68 per share for the same period in 2019.
•2021 EPS guidance for GAAP losses was adjusted to the range of $0.52 to $0.38 and non-GAAP core earnings of $0.95 to $1.05 per share were reaffirmed.
•Introduced Non-GAAP core earnings per share growth guidance of 10 percent over its five-year plan

SAN FRANCISCO — PG&E Corporation (NYSE: PCG) recorded full-year losses of $1.3 billion, or $1.05 per share and fourth-quarter 2020 income available for common shareholders of $200 million, or $0.09 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with losses attributable to common shareholders of $7.7 billion, or $14.50 per share, for the full year of 2019 and $3.6 billion, or $6.84 per share, for the fourth quarter of 2019.

GAAP results include non-core items that management does not consider representative of ongoing earnings, which totaled $3.3 billion after-tax, or $2.66 per share, for the year. These results were primarily driven by costs related to PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11). Other non-core items include the amortization of wildfire insurance fund contributions under Assembly Bill (AB) 1054, investigation remedies, 2019-2020 wildfire-related costs, and prior period net regulatory recoveries.

PG&E Corporation and the Utility emerged from Chapter 11 on July 1, 2020 after successfully completing the restructuring process and achieving approval for their Plan of Reorganization confirmed by the United States Bankruptcy Court.

“Our multi-year financial plan is based on strong, organic growth,” said Patti Poppe, CEO of PG&E Corporation. “In my many conversations with customers, policymakers, our own frontline teams, and other key stakeholders, the clearest theme is the opportunity PG&E has to help build a better future for everyone who relies on us. I am embracing that challenge with a focus on the power of the Triple Bottom Line – results that create benefits for people, the planet, and our shared prosperity. The key will be earning back trust by keeping our promises and delivering consistent, stable performance of which we can all be proud.”

2021 Priorities

In addition to continuing the 100-day listening tour she launched upon her January 4 arrival, Poppe outlined four initial priorities for 2021:

1.Implementing a lean operating system to better serve customers;
2.Assembling a team of senior leaders able to drive this organizational agenda;
3.Implementing an improved action plan to further reduce wildfire risk; and
4.Delivering on PG&E’s financial commitment of 10 percent EPS growth.

Bolstering the Senior Leadership Team

Accordingly, the Utility appointed Adam Wright as Executive Vice President of Operations and Chief Operating Officer, where he is now responsible for all of the Utility’s operations, including Gas, Electric and Generation. He will focus on safety, seek to increase connectivity among operational groups, standardize practices, and promote excellent execution across the board.
Further, Julius Cox was appointed Executive Vice President of People, Shared Services, and Supply Chain, and is responsible for ensuring the Utility has the people, skills, resources and tools to meet customers’ expectations. Marlene Santos will also join the Utility as Executive Vice President and Chief Customer Officer, responsible for the Utility’s customer contact centers; programs supporting energy efficiency, electric vehicles, rooftop solar, demand response and low-income customers; billing, metering and account services; marketing and communications; and regional leadership.

Wildfire Mitigation Update

In its February 5, 2021 Wildfire Mitigation Plan (WMP), the Utility detailed its ongoing strategy to further reduce wildfire risk, increase situational awareness, deploy new technology and models to help keep customers and communities safe, and continue to reduce the effects of Public Safety Power Shutoffs (PSPS). The WMP enhances the company’s ongoing, comprehensive Community Wildfire Safety Program designed to address the growing threat of severe weather and wildfires across its service area. Specifically, it focuses on reducing wildfire potential by inspecting and repairing equipment, conducting enhanced vegetation management, and investing in grid technology and system hardening; installing more weather stations and high-definition cameras throughout the Utility service area, investing in the Utility’s Wildfire Safety Operations Center that monitors high-fire threat areas in real time; investing in meteorology to monitor weather conditions; and reducing the impacts of PSPS as a tool of last resort by upgrading the electric system and improving support for affected customers and communities.

Non-Core Asset Sale

The Utility granted a wholly owned subsidiary of SBA Communications Corporation (SBA) an exclusive license to sublicense and market wireless communications equipment attachment locations on certain electric transmission towers and other utility structures to wireless telecommunication carriers for attachment of wireless communications equipment. The arrangement also allows the SBA subsidiary to continue to market and sublicense access to the towers and structures to additional wireless providers with the Utility receiving a portion of that future revenue. SBA agreed to pay the Utility a purchase price of $973 million, of which $954 million was paid at closing. The Utility may also assign additional attachment locations upon the satisfaction of certain terms and conditions, for which SBA will make additional purchase price payments to the Utility. Cash proceeds received at closing were $945 million and reflected an adjustment for an estimated amount of payments received by the Utility from Carriers in the pre-closing period that are allocable to licenses in the post closing period.The Utility did not sell any electric transmission towers as part of this transaction.

The Utility also entered into a strategic relationship with SBA, through SBA’s wholly owned subsidiary, to sublicense and market equipment at additional attachment locations; as many as 28,000 electric transmission towers across the Utility’s extensive network. Through this arrangement, the Utility will receive a portion of future revenues from these sublicensed equipment attachment locations.

Overall, PG&E expects the proceeds from this agreement to help further reduce its financing needs and strengthen its financial position while also benefiting customers, who will receive a significant portion of the sale proceeds in the form of lower monthly bills as well as a portion of any future revenues from additional attachment locations.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $2,020 million, or $1.61 per share, for the full year 2020, compared with $2,074 million, or $3.93 per share, during the same period in 2019. For the fourth-quarter, non-GAAP core earnings were $441 million, or $0.21 per share, compared with $360 million, or $0.68 per share, during the same period in 2019.

The decrease in quarter-over-quarter non-GAAP core earnings per share was primarily driven by the increase in shares outstanding, unrecoverable interest expense, timing of nuclear refueling outages, and inspection costs, partially offset by the growth in rate base earnings, interest accrued on pre-petition payables and short-term debt, and the timing of 2020 General Rate Case cost recovery.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings (loss) attributable to common shareholders.

Guidance

PG&E Corporation is adjusting 2021 GAAP loss guidance in the range of $0.52 to $0.38 per share, which includes non-core items. PG&E is adjusting 2021 non-core items guidance to approximately $3.1 billion after-tax. Non-core items reflect a net securitization inception charge, amortization of wildfire insurance fund contributions, bankruptcy and legal costs, investigation remedies, and 2019 Kincade fire-related costs, partially offset by prior period net regulatory recoveries.

On a non-GAAP basis, the guidance range for projected 2021 non-GAAP core earnings is $0.95 to $1.05 per share. Factors affecting non-GAAP core earnings include net below-the-line and spend above authorized of up to $100 million after-tax and unrecoverable interest expense of $300 million to $325 million after-tax.

PG&E is also rolling forward its five-year plan and introducing non-GAAP core earnings per share growth guidance of 10 percent.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, the potential securitization of certain wildfire-related costs for the 2017 Northern California wildfires, and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on February 25, 2021, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its full year and fourth quarter 2020 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Fourth Quarter 2020 Earnings Call

When: Thursday, February 25, 2021 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived through April 3, 2021 at http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through April 3, 2021, by dialing (800) 585-8367. International callers may dial (416) 621-4642. For both domestic and international callers, the confirmation code 2695505 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Chapter 11,” “Wildfire Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com. In this press release, they are together referred to as “PG&E.”

Forward-Looking Statements

This press release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, as well as forecasts and estimates regarding PG&E Corporation’s earnings guidance for 2021 and the 2021 Wildfire Mitigation Plan. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2019, their subsequent quarterly reports on Form 10-Q, their joint annual reports on Form 10-K for the year ended December 31,2020 and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Year ended December 31,
	2020	2019	2018
Operating Revenues
Electric	$13,858	$12,740	$12,713
Natural gas	4,611	4,389	4,046
Total operating revenues	18,469	17,129	16,759
Operating Expenses
Cost of electricity	3,116	3,095	3,828
Cost of natural gas	782	734	671
Operating and maintenance	8,684	8,725	7,153
Wildfire-related claims, net of insurance recoveries	251	11,435	11,771
Wildfire fund expense	413	—	—
Depreciation, amortization, and decommissioning	3,468	3,234	3,036
Total operating expenses	16,714	27,223	26,459
Operating Income (Loss)	1,755	(10,094)	(9,700)
Interest income	39	82	76
Interest expense	(1,260)	(934)	(929)
Other income, net	483	250	424
Reorganization items, net	(1,959)	(346)	—
Loss Before Income Taxes	(942)	(11,042)	(10,129)
Income tax provision (benefit)	362	(3,400)	(3,292)
Net Loss	(1,304)	(7,642)	(6,837)
Preferred stock dividend requirement of subsidiary	14	14	14
Loss Attributable to Common Shareholders	$(1,318)	$(7,656)	$(6,851)
Weighted Average Common Shares Outstanding, Basic	1,257	528	517
Weighted Average Common Shares Outstanding, Diluted	1,257	528	517
Net Loss Per Common Share, Basic	$(1.05)	$(14.50)	$(13.25)
Net Loss Per Common Share, Diluted	$(1.05)	$(14.50)	$(13.25)

Reconciliation of PG&E Corporation’s Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Full Year and Fourth Quarter, 2020 vs. 2019
(in millions, except per share amounts)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
(in millions, except per share amounts)	2020	2019	2020	2019	2020	2019	2020	2019
PG&E Corporation's Earnings (Loss) on a GAAP basis	$200	$(3,617)	$0.09	$(6.84)	$(1,318)	$(7,656)	$(1.05)	$(14.50)
Non-core items: (1)
Amortization of wildfire fund contribution (2)	86	—	0.04	—	297	—	0.24	—
Investigation remedies (3)	71	—	0.03	—	223	—	0.18	—
Bankruptcy and legal costs (4)	59	(30)	0.03	(0.06)	2,651	180	2.11	0.34
2019-2020 Wildfire-related costs, net of insurance (5)	45	—	0.02	—	213	—	0.17	—
Prior period net regulatory recoveries (6)	(21)	—	(0.01)	—	(46)	—	(0.04)	—
2017-2018 Wildfire-related costs (7)	—	3,847	—	7.27	—	8,761	—	16.59
Electric asset inspection costs (8)	—	120	—	0.23	—	557	—	1.05
Locate and mark penalty (9)	—	39	—	0.07	—	39	—	0.07
2019 GT&S capital disallowance (10)	—	—	—	—	—	193	—	0.37
PG&E Corporation’s Non-GAAP Core Earnings (11)	$441	$360	$0.21	$0.68	$2,020	$2,074	$1.61	$3.93

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit H: Use of Non-GAAP Financial Measures.

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2019 and 2020, except for certain costs that are not tax deductible, as identified in the following footnotes. Amounts may not sum due to rounding.

(2) The Utility recorded costs of $120 million (before the tax impact of $34 million) and $413 million (before the tax impact of $116 million) during the three and twelve months ended December 31, 2020, respectively, associated with the amortization of wildfire fund contributions related to Assembly Bill ("AB") 1054.

(3) The Utility recorded costs of $96 million (before the tax impact of $24 million) and $296 million (before the tax impact of $73 million) during the three and twelve months ended December 31, 2020, respectively, associated with investigation remedies. This includes $81 million (before the tax impact of $22 million) and $231 million (before the tax impact of $62 million) during the three and twelve months ended December 31, 2020, respectively, related to the Order Instituting Investigation into the 2017 Northern California Wildfires and the 2018 Camp Fire ("Wildfire OII") settlement, as modified by the Decision Different dated April 20, 2020 ($1 million and $10 million of Wildfire OII system enhancement costs during the three and twelve months ended December 31, 2020, respectively, are not tax deductible). The Utility also incurred restoration and rebuild costs of $8 million (before the tax impact of $2 million) and $36 million (before the tax impact of $10 million) during the three and twelve months ended December 31, 2020, respectively, associated with the town of Paradise (2018 Camp fire). The Utility also recorded costs of $7 million and $29 million (before the tax impact of $1 million) during the three and twelve months ended December 31, 2020, respectively, for system enhancements related to the Locate and Mark OII ($7 million and $25 million of Locate and Mark OII system enhancement costs during the three and twelve months ended December 31, 2020, respectively, are not tax deductible).

(in millions, pre-tax)	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020
Wildfire OII disallowance and system enhancements	$81	$231
Paradise restoration and rebuild	8	36
Locate and Mark OII system enhancements	7	29
Investigation remedies	$96	$296

(4) PG&E Corporation and the Utility recorded costs of $66 million (before the tax impact of $7 million) and $2.8 billion (before the tax impact of $125 million) during the three and twelve months ended December 31, 2020, respectively, associated with bankruptcy and legal costs. This includes $38 million (before the tax impact of $11 million) and $1.7 billion (before the tax impact of $41 million) during the three and twelve months ended December 31, 2020, respectively, related to exit financing costs ($1.5 billion of exit financing costs during the twelve months ended December 31, 2020, are not tax deductible). Also during the twelve months ended December 31, 2020, the Utility recorded a $619 million reduction to the deferred tax asset related to the value of PG&E Corporation's common stock transferred to the Fire Victim Trust. PG&E Corporation and the Utility also incurred legal and other costs of $28 million (before the tax detriment of $4 million) and $486 million (before the tax impact of $84 million) during the three and twelve months ended December 31, 2020, respectively ($42 million and $184 million of legal and other costs during the three and twelve months ended December 31, 2020, respectively, were treated as not tax deductible).

(in millions, pre-tax)	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020
Exit financing	$38	$1,672
Fire Victim Trust tax valuation	—	619
Legal and other costs	28	486
Bankruptcy and legal costs	$66	$2,776

(5) The Utility incurred costs, net of probable insurance recoveries, of $63 million (before the tax impact of $18 million) and $296 million (before the tax impact of $84 million) during the three and twelve months ended December 31, 2020, respectively, associated with 2019-2020 wildfires. This includes accrued charges for third-party claims of $625 million (before the tax impact of $175 million) during the twelve months ended December 31, 2020 related to Kincade fire, and $275 million (before the tax impact of $77 million) during the three and twelve months ended December 31, 2020 related to Zogg fire. The Utility also incurred costs of $1 million and $35 million (before the tax impact of $10 million) during the three and twelve months ended December 31, 2020, respectively, for clean-up and repair costs related to Kincade fire. In addition, the Utility incurred legal and other costs of $2 million (before the tax impact of $1 million) and $6 million (before the tax impact of $2 million) during the three and twelve months ended December 31, 2020, respectively, related to Kincade fire, as well as $4 million (before the tax impact of $1 million) during the three and twelve months ended December 31, 2020 related to Zogg fire. These costs were partially offset by probable insurance recoveries of $430 million (before the tax impact of $120 million) recorded during the twelve months ended December 31, 2020 related to Kincade fire, as well as $219 million (before the tax impact of $61 million) recorded during the three and twelve months ended December 31, 2020 related to Zogg fire.

(in millions, pre-tax)	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020
2019 Kincade-fire related costs, net of insurance:
Third-party claims	—	625
Utility clean-up and repairs	1	35
Legal and other costs	2	6
Insurance recoveries	—	(430)
2020 Zogg fire-related costs, net of insurance:
Third-party claims	275	275
Legal and other costs	4	4
Insurance recoveries	(219)	(219)
Total 2019-2020 Wildfire-related costs, net of insurance	$63	$296

(6) The Utility recorded net revenue of $29 million (before the tax impact of $8 million) and $64 million (before the tax impact of $18 million) during the three and twelve months ended December 31, 2020, respectively, associated with prior period net regulatory recoveries. This includes $31 million (before the tax impact of $9 million) during the three and twelve months ended December 31, 2020 for allowance for funds used during construction ("AFUDC") capital structure impact on 2019 revenues. The Utility also incurred $2 million (before the tax impact of $1 million) and $70 million (before the tax impact of $20 million) during the three and twelve months ended December 31, 2020, respectively, for the impact of the Transmission Owner ("TO") 20 settlement on 2019 revenues and the TO18 FERC order on 2017, 2018, and 2019 revenues. Also, as a result of the 2011 Gas Transmission and Storage ("GT&S") capital audit, the Utility recorded revenues of $103 million (before the tax impact of $29 million) during the twelve months ended December 31, 2020, related to the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case.

(in millions, pre-tax)	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020
AFUDC capital structure impact	$(31)	$(31)
TO proceedings impact	2	70
2011 GT&S capital audit	—	(103)
Prior period net regulatory recoveries	$(29)	$(64)

(7) The Utility incurred costs of $5.3 billion (before the tax impact of $1.5 billion) and $12.2 billion (before the tax impact of $3.4 billion) during the three and twelve months ended December 31, 2019, respectively, associated with 2017-2018 wildfire-related costs. This includes accrued charges of $5.0 billion (before the tax impact of $1.4 billion) and $11.4 billion (before the tax impact of $3.2 billion) during the three and twelve months ended December 31, 2019, respectively, related to increases in the recorded liability for third-party claims related to the 2018 Camp Fire, the 2017 Northern California wildfires, and the 2015 Butte fire. The Utility incurred costs of $13 million (before the tax impact of $4 million) and $278 million (before the tax impact of $78 million) during the three and twelve months ended December 31, 2019, respectively, for clean-up and repair costs. The Utility also incurred costs of $42 million (before the tax impact of $12 million) and $152 million (before the tax impact of $43 million) during the three and twelve months ended December 31, 2019, respectively, for legal and other costs. In addition, the Utility incurred costs of $398 million (before the tax impact of $108 million) during the three and twelve months ended December 31, 2019 related to the Wildfire Order Instituting Investigation ("OII") settlement. The Utility also recorded a charge of $86 million (before the tax impact of $24 million) during the three and twelve months ended December 31, 2019 related to a one-time bill credit for customers impacted by the October 9, 2019 Public Safety Power Shutoff (PSPS) event. These costs were partially offset by $189 million (before the tax impact of $53 million) recorded during the three and twelve months ended December 31, 2019 for probable cost recoveries of insurance premiums incurred in 2018 above amounts included in authorized revenue requirements.

(in millions, pre-tax)	Three Months Ended December 31, 2019	Year Ended December 31, 2019
Camp, Northern California, and Butte fire-related costs, net of insurance:
Third-party claims	4,988	11,435
Utility clean-up and repair costs	13	278
Legal and other costs	42	152
Subtotal Camp, Northern California, and Butte fire-related costs, net of insurance	5,043	11,865
Wildfire OII settlement	398	398
PSPS customer bill credit	86	86
2018 Insurance premium cost recovery	(189)	(189)
Total 2017-2018 wildfire-related costs	$5,338	$12,161

(8) The Utility incurred costs of $167 million (before the tax impact of $47 million) and $773 million (before the tax impact of $216 million) during the three and twelve months ended December 31, 2019, respectively, for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and resulting repairs that are not probable of recovery.

(9) The Utility recorded costs of $39 million (not tax deductible) during the three and twelve months ended December 31, 2019 associated with an incremental fine payable to the State General Fund resulting from a presiding officer's decision in the Locate and Mark OII.

(10) The Utility recorded costs of $237 million (before the tax impact of $44 million) during the twelve months ended December 31, 2019 for pipeline-replacement costs disallowed in the 2019 GT&S rate case as a result of spending above amounts authorized in the 2015-2018 rate case period. Due to flow-through treatment related to deductible repairs, $80 million of the loss does not generate a net tax benefit.

(11) “Non-GAAP core earnings” is a non-GAAP financial measure. See Exhibit H: Use of Non-GAAP Financial Measures.

PG&E Corporation's 2021 Earnings Guidance

	2021
EPS Guidance	Low		High
Estimated Loss on a GAAP basis		$(0.52)		$(0.38)
Estimated Non-Core Items: (1)
Bankruptcy and legal costs (2)	~	0.68	~	0.65
Investigation remedies (3)	~	0.05	~	0.05
Amortization of wildfire fund contribution (4)	~	0.16	~	0.16
2019 Kincade fire-related costs (5)		0.01		0.00
Net securitization inception charge (6)	~	0.64	~	0.64
Prior period net regulatory recoveries (7)	~	(0.07)	~	(0.07)
Estimated EPS on a non-GAAP Core Earnings basis		$0.95		$1.05

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2021, except for certain costs that are not tax deductible, as identified in the following footnotes. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit H: Use of Non-GAAP Financial Measures.

(2) “Bankruptcy and legal costs" consists of exit financing costs including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of PG&E Corporation debt, reversal of the tax benefit recorded for shares transferred to the Fire Victim Trust, and legal and other costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The total offsetting tax impact for the low and high non-core guidance range is $58 million and $33 million for 2021.

		2021
(in millions, pre-tax)	Low guidance range		High guidance range
Exit financing	~	$135	~	$95
Fire Victim Trust grantor trust benefit	~	1,300	~	1,300
Legal and other costs	~	75	~	25
Bankruptcy and legal costs	~	$1,510	~	$1,420

(3) “Investigation remedies" includes costs related to the Wildfire OII Decision Different, Paradise restoration and rebuild, and Locate and Mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $18 million for 2021.

		2021
(in millions, pre-tax)	Low guidance range		High guidance range
Wildfire OII disallowance and system enhancements	~	$80	~	$80
Paradise restoration and rebuild	~	25	~	25
Locate and Mark OII system enhancements	~	25	~	25
Investigation remedies	~	$130	~	$130

(4) "Amortization of wildfire fund contribution” represents the amortization of wildfire fund contributions related to AB 1054. The total offsetting tax impact for the low and high non-core guidance range is $130 million for 2021.

		2021
(in millions, pre-tax)	Low guidance range		High guidance range
Amortization of wildfire fund contribution	~	$465	~	$465

(5) "2019 Kincade fire-related costs" includes estimated legal and other costs associated with the 2019 Kincade fire. The total offsetting tax impact for the low and high non-core guidance range is $8 million and $3 for 2021, respectively.

	2021
(in millions, pre-tax)	Low guidance range	High guidance range
Legal and other costs	30	10
2019 Kincade fire-related costs	$30	$10

(6) “Net securitization inception charge" represents a charge upon inception of securitization and is the result of an undiscounted regulatory liability associated with the revenue credits funded by the Net Operating Loss monetization. This reflects the assumption that the CPUC will authorize the securitization of $7.5 billion of wildfire-related claims by March 31, 2021 that is designed to be rate-neutral to customers. The total offsetting tax impact for the low and high non-core guidance range is $529 million for 2021.

		2021
(in millions, pre-tax)	Low guidance range		High guidance range
Net securitization inception charge	~	$1,890	~	$1,890

(7) “Prior period net regulatory recoveries" represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. The total offsetting tax impact for the low and high non-core guidance range is $56 million for 2021.

		2021
(in millions, pre-tax)	Low guidance range		High guidance range
2011 GT&S capital audit	~	(200)	~	(200)
Prior period net regulatory recoveries	~	$(200)	~	$(200)

Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items.

Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. Likewise, PG&E Corporation and the Utility will now refer to adjustments as "non-core items" rather than "items impacting comparability."

“Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in "Reconciliation of PG&E Corporation’s Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Earnings from Operations." “Non-GAAP core EPS” also referred to as “non-GAAP core earnings per share” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (diluted). PG&E Corporation uses non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.